Exhibit 10.13

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE is made this 30th day of March, 1999, by and between ONE OLIVER ASSOCIATES LIMITED PARTNERSHIP, a Michigan limited partnership, whose address is c/o Kojaian Management Corporation, 1400 North Woodward, Suite 250, Bloomfield Hills, Michigan 48304-2876 (hereinafter referred to as “Landlord”) and FREEMARKETS ONLINE, INC., a Delaware corporation, whose address is 130 Seventh Street, Century Building, Suite 500, Pittsburgh, Pennsylvania 15222 (hereinafter referred to as “Tenant”).

R E C I T A L S:

WHEREAS, Landlord, as Landlord, and Tenant, as Tenant entered into that certain Lease dated October 21, 1998, (hereinafter referred to as “Lease”), pursuant to which Tenant leases the 21st and 22nd floors consisting of approximately 36,000 rentable square feet in One Oliver Plaza, Pittsburgh, Pennsylvania (hereinafter referred to as “Original Premises”) more particularly described therein; and

WHEREAS, Landlord has determined that the Rentable Area of the Original Premises, as measured is 17,910 rentable square feet, on the twenty-first floor and 18,309 rentable square feet on the twenty-second floor; and

WHEREAS, Landlord has determined that the Rentable Area of the Building, as measured is 637,398 rentable square feet; and

WHEREAS, Tenant desires to lease additional premises consisting of seventeen thousand eight hundred ninety (17,890) rentable square feet on the twenty-third floor (hereinafter referred to as and designated “Additional Premises” on Exhibit “A” hereto) and Landlord is willing to lease the Additional Premises to Tenant upon the terms and conditions set forth herein; and,

WHEREAS, Landlord and Tenant have agreed upon the terms and conditions for the leasing of the Additional Premises and the Basic Rental thereof and wish to set forth such agreement as more particularly set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.

(a) On or before April 1, 1999, Tenant shall cause its architect to prepare plans an specifications for the renovations to the Additional Premises and shall submit the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld or delayed. If the plans and specifications are not delivered to Landlord by April 1, 1999, the Commencement Date shall nevertheless be July 1, 1999. Landlord shall promptly obtain a building permit for the Premises and commence the work within the later of (i) thirty days after receiving the plans or (ii) ten days after receiving the building permit.

(b) Landlord shall complete the Additional Premises in accordance with Sections 3(b) - 3(e) and Section 5 of Exhibit “D” to the Lease.

(d) Landlord shall perform or cause to be performed, the renovations to the Additional Premises in accordance with the approved plans and specifications and Landlord shall pay the cost of the improvements up to a cost of two hundred fifty-one thousand three hundred sixteen and 93/100 dollars $251,316.93 (hereinafter referred to as the “Tenant Allowance”). All demolition costs, permits, permit fees, labor, materials, general conditions, competitive contractor profits and a construction management fee of 5.0% paid to Landlord’s construction manager shall be charged against the Tenant Allowance.

(e) If the net cost of completing the improvements in accordance with the approved plans and specifications shall exceed the Tenant Allowance, Tenant shall pay one-half the excess amount to Landlord within ten (10) days after Tenant’s receipt of Landlord’s written request for the same, which request shall specify the nature and amount of the cost for which reimbursement is sought. Tenant shall pay the remaining one-half the excess before taking possession of the Premises. In no event shall Landlord be required to commence or continue such construction if Tenant defaults in its obligation to make the payments herein required.

(f) Landlord shall complete the renovations and deliver the Additional Premises to Tenant on or about July 1, 1999 (hereinafter referred to as the “Effective Date” ). Effective on the Effective Date and subject to Sections 3(g) and 4 of Exhibit “D” of the Lease, the Additional Premises shall be deemed part of the Original Premises for all purposes of the Lease.

2.

Effective upon the date hereof, the Lease shall be amended in part as follows:

(a)	Section 1.01: Premises: (Floors 21-23)

Original Premises: approximately 17,910 rentable square feet, located on the twenty-first floor, and 18,309 rentable square feet located on the twenty-second floor

Additional Premises: approximately 17,890 rentable square feet, located on the twenty-third floor

(b)	Tenant’s Share of Operating Expenses: Original Premises: 5.68%

Tenant’s Share of Taxes:                               Additional Premises:        2.81%

(c)	Section 2.1: “Rentable Area of the Building” shall mean 637,398 rentable square feet using the 1996 BOMA/ANSI standard of measurement.

(d)	Section 4.01: Basic Rental:

Original Premises

Term	Monthly Basic Rental
March 1, 1999 through May 31, 1999	$-0-
June 1, 1999 through February 28, 2000	$60,365.00
March 1, 2000 through February 28, 2001	$62,175.95
March 1, 2001 through February 28, 2002	$64,047.27
March 1, 2002 through February 28, 2003	$65,978.95
March 1, 2003 through May 31, 2004	$67,940.81

Additional Premises

Term	Monthly Basic Rental
Effective Date through February 28, 2000	$29,816.67
March 1, 2000 through February 28, 2001	$30,711.17
March 1, 2001 through February 28, 2002	$31,635.48
March 1, 2002 through February 28, 2003	$32,589.62
March 1, 2003 through May 31, 2004	$33,558.66

3.

(a) All references in Section 37.02 of the Lease to the twenty-third (23rd) floor shall be replaced with the twenty-fourth (24th) floor.

(b) All references in Section 37.03 of the Lease to the twenty-fourth (24th) and twenty-fifth (25th) floors shall be replaced with the twenty-fifth (25th) floor and twenty-sixth (26th) floors.

4.

Exhibit “A” to the Lease is hereby deleted in its entirety and replaced by Exhibit “A” attached hereto. All references in the Lease to Exhibit “A” shall hereinafter mean Exhibit “A” hereto.

5.

Each of Landlord and Tenant acknowledges that the Lease is in full force and effect and neither Landlord nor Tenant is currently in default thereunder.

6.

The Lease, as herein amended, is hereby ratified and confirmed by the parties and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first set forth above.

WITNESS:	ONE OLIVER ASSOCIATES LIMITED PARTNERSHIP, a Michigan limited partnership

/s/ Heather A. Delikat	By:	ONE OLIVER-GP, INC.,
Heather A. Delikat		a Michigan corporation
	Its:	General Partner

/s/ Anne L. Gatland	By:	/s/ C. Michael Kojaian
Anne L. Gatland		C. Michael Kojaian
	Its:	Vice President

“LANDLORD”

WITNESS:	FREEMARKETS ONLINE, INC. a Delaware corporation

/s/ Illegible	By:	/s/ Illegible

	Its:	President

“TENANT”